SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                            ____________________

                                  FORM 8-K
                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                               JUNE 23, 1997
                     (Date of earliest event reported)


                        INTERNATIONAL PAPER COMPANY
           (Exact name of Registrant as specified in its charter)


           New York               1-3157                13-0872805
           (State of       (Commission File No.)       (IRS Employer
        Incorporation)                              Identification No.)


                          Two Manhattanville Road
                             Purchase, New York
                  (Address of principal executive offices)


                                   10577
                                 (zip code)


                               (914) 397-1500
            (Registrant's telephone number, including area code)




          Item 5.   Other Events.

                    On July 23, 1997, Federal Paper Board Company, Inc. (the "Company"), a wholly owned subsidiary of International Paper Company ("International Paper"), announced an offer to purchase (the "Offer to Purchase") for cash any and all of its outstanding 10% Debentures due April 15, 2011 (the "Debentures") at prices per $1,000 principal amount of Debentures to be determined continuously during the tender period by reference to a fixed spread of 55 basis points (i.e., 0.55%) over the yield to maturity of the 6-5/8% United States Treasury Notes due May 2007 at the time of acceptance of the Offer (as defined below), plus accrued and unpaid interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, as the same may be amended from time to time (the "Offer").

                    The foregoing description of the Offer is qualified in its entirety by reference to International Paper's press release dated July 23, 1997, a copy of which is attached as an exhibit hereto and is incorporated by reference herein in its entirety.

          Item 7.   Financial Statements, Pro Forma Financial
                    Information and Exhibits.

               (c)  Exhibits

                    99(a)     Press Release, dated July
                              23, 1997, by International
                              Paper.



                                  SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, International Paper has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INTERNATIONAL PAPER COMPANY

                                   By: /s/ JAMES W. GUEDRY
                                      -----------------------------
                                   Name:  James W. Guedry
                                   Title: Vice President and
                                            Secretary


          Date:  July 23, 1997



                                EXHIBIT INDEX

          Exhibit No.

             99(a)     Press Release, dated July 23,
                       1997, by International Paper.